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EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statements (Forms S-3 No. 333-108679 and No. 333-168907) of Exact Sciences Corporation,

  (2)
  Registration Statements (Forms S-8 No. 333-141323 and No. 333-158307) pertaining to the 2000 Stock Option and Incentive Plan of Exact Sciences Corporation,

  (3)
  Registration Statements (Forms S-8 No. 333-54618, No. 333-107840, No. 333-123584) pertaining to the 2000 Stock Option and Incentive Plan and 2010 Employee Stock Purchase Plan of Exact Sciences Corporation,

  (4)
  Registration Statement (Form S-8 No. 333-164467) pertaining to the 401(k) Plan of Exact Sciences Corporation, and

  (5)
  Registration Statement (Form S-8 No. 333-168909) pertaining to the 2010 Omnibus Long-Term Incentive Plan and the 2010 Employee Stock Purchase Plan of Exact Sciences Corporation;

of our report dated March 31, 2009, with respect to the consolidated financial statements of Exact Sciences Corporation included in this Annual Report (Form 10-K), for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 11, 2011

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  EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm